                                                                    EXHIBIT 10.5



FLUOR CORPORATION AND SUBSIDIARIES
        Management  Manual

================================================================================

Section:       Compensation                                Page:        125

Subject:       TAX SERVICES PLAN                           Effective:   09-07-98

Applies To:    Fluor Corporation and its Subsidiaries      Supersedes:  11-01-93

================================================================================

PURPOSE

The purpose of this Plan is to provide eligible executives of Fluor Corporation and its subsidiaries with assistance in personal tax compliance and planning.

ELIGIBILITY

Officers of Fluor Corporation and its designated subsidiaries in Salary Grade 32 or above are authorized to participate in this Plan. Officers in Salary Grades 29-31 may be approved for participation at the $5,000 level by the Executive Committee or the Office of the President, Fluor Daniel, Inc.

PROCEDURES

Charges for services rendered under this Plan for executives of Fluor Corporation, Fluor Daniel, Inc., Fluor Constructors International, Inc., and all divisions of those companies, should be forwarded to the vice president, Human Resources and Administration, Fluor Corporation, for approval and payment. All other subsidiaries will be responsible for maintaining and administering this Plan under the general provisions established herein.

Total costs incurred by each executive covered by this Plan may not exceed the Maximum Assistance Amount for a calendar year as indicated below. These amounts are calendar year limitations, which will be applied without regard to the particular tax returns prepared or consulting services rendered. Costs in excess of the maximum established for the executive will be charged to the individual's personal account.

Charges, up to the Maximum Assistance Amount, paid by Fluor will be included in each participant's total compensation as reported to federal and state taxing authorities.

FLUOR CORPORATION AND SUBSIDIARIES
        Management  Manual

================================================================================

Section:       Compensation                                Page:        126

Subject:       TAX SERVICES PLAN                           Effective:   09-07-98
                 (Continued)
Applies To:    Fluor Corporation and its Subsidiaries      Supersedes:  11-01-93

================================================================================

SCHEDULE OF MAXIMUM ASSISTANCE AMOUNTS

                                                 Maximum
                                                Assistance
            Salary Grade                          Amount
            ------------                        ----------
               41 - 43                            $25,000
               36 - 40                             15,000
               32 - 35                              5,000

In the event of the death of an eligible executive, this Plan will continue in force for expenses resulting from the calendar year in which the death occurred. Services provided by this Plan will be made available to the executive's designated beneficiary up to the applicable Maximum Assistance Amount, less any payments previously made during that year.

All benefits under this Plan will immediately cease for those executives who are terminated from the company for any reason other than death, retirement or permanent and total disability.